SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Reliance Steel & Aluminum Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RELIANCE STEEL & ALUMINUM CO.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 15, 2002

To the Shareholders of

Reliance Steel & Aluminum Co.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. will be held on Wednesday, May 15, 2002, at 10:00 a.m., California time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, for the following purposes:

1. To elect five directors to serve for two years and until their successors have been elected and qualified. The nominees for election to the Board are Joe D. Crider, Thomas W. Gimbel, David H. Hannah, Gregg J. Mollins and William I. Rumer.

2. To approve Ernst & Young LLP as our independent auditors for 2002.

3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

      Only holders of shares of record on the books of Reliance at the close of business on April 11, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. You may continue to trade in our Common Stock during the solicitation period.

      We have enclosed a Proxy Statement and a proxy in card form with this Notice. All shareholders are invited to attend the Annual Meeting. To make it easier, you may vote on the Internet or by telephone. The instructions attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. Even if you give such proxy, you have the right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

Yvette M. Schiotis
Secretary

Los Angeles, California

April 12, 2002

INFORMATION CONCERNING PROXY
INFORMATION CONCERNING RELIANCE’S SECURITIES
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
MANAGEMENT
AUDIT COMMITTEE REPORT
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
EXECUTIVE COMPENSATION
PERFORMANCE GRAPHS
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a)
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
APPENDIX A

RELIANCE STEEL & ALUMINUM CO.

350 South Grand Avenue
Suite 5100
Los Angeles, California 90071

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2002

       We are furnishing this statement because the Board of Directors of Reliance Steel & Aluminum Co. is soliciting proxies for use at the Annual Meeting of Reliance shareholders to be held at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, on Wednesday, May 15, 2002 at 10:00 a.m., California time, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

INFORMATION CONCERNING PROXY

      The Board of Directors selected the persons named as proxyholders to vote the shares of Common Stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the Internet. In addition, certain of our officers and agents may solicit proxies by telephone, telegraph, and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the out-of-pocket expenses they incur to forward the proxy materials.

      We intend to present at the Annual Meeting only the following matters: (1) the election of five directors to serve for the ensuing two years and until their successors are duly elected and qualified and (2) the approval of the Board’s selection of Ernst & Young LLP as our independent auditors for 2002. Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the five nominees named herein as directors and FOR the approval of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the named proxyholders in a manner that they consider to be in our best interests.

      If you execute a proxy, the proxy may be revoked at any time before it is voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxyholder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

      An Annual Report with audited financial statements for the fiscal year ended December 31, 2001 accompanied by a letter to the shareholders from the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer is included with this Proxy Statement. That report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. We intend to mail this Proxy Statement and accompanying material on or about April 12, 2002.

INFORMATION CONCERNING RELIANCE’S SECURITIES

      Our only voting securities are shares of common stock, no par value. As of February 28, 2002 we had a total of 31,587,976 shares issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on April 11, 2002 will be entitled to vote at the Annual Meeting.

      In the election of directors, you as a shareholder are entitled to cumulate your votes for candidates whose names have been placed in nomination prior to the voting, if you have given notice at the Annual Meeting before the voting of your intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate their votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder’s shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than the election of directors, each share has one vote.

      A plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy must vote to elect directors. That means that the five individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the independent auditors.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of February 28, 2002, with respect to the beneficial ownership of our Common Stock by (i) each person known to Reliance who owns beneficially or of record more than five percent (5%) of the Common Stock of Reliance, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

	Amount and Nature		Percentage of
	of Beneficial		Outstanding
Name and Address of Beneficial Owner(1)	Ownership(2)		Shares Owned

Florence A. Neilan	4,198,090		13.30%
2888 Bayshore Dr., Apt. A-12 Newport Beach, CA 92663
Franklin Resources, Inc.	3,761,975	(3)	11.92%
777 Mariners Island Blvd. San Mateo, CA 94404
Joe D. Crider	126,334	(4)	*
400 A Mariposa Sierra Madre, CA 91024
Thomas W. Gimbel	592,125	(5)	1.87%
P.O. Box 50270 Pasadena, CA 91115
David H. Hannah	129,788	(6)	*
Douglas M. Hayes	16,875	(7)	*
2545 Roscomare Rd. Los Angeles, CA 90077
Robert Henigson	315,550	(8)	1.00%
P.O. Box 345 Deer Harbor, WA 98243
Franklin R. Johnson	0		*
400 South Hope Street, Suite 2300 Los Angeles, CA 90071
Karl H. Loring	41,109	(9)	*
4460 Wilshire Boulevard, #602 Los Angeles, CA 90010
Gregg J. Mollins	99,101	(10)	*
William I. Rumer	756,759	(11)	2.40%
515 Ocean Avenue, #602 So. Santa Monica, CA 90402
Leslie A. Waite	70,281	(12)	*
1640 Lombardy Road Pasadena, CA 91106
Karla R. McDowell	39,968	(13)	*
James P. MacBeth	54,680	(14)	*
William K. Sales, Jr.	35,316	(15)	*
All directors and executive officers as a group (13 persons)	2,277,886	(16)	7.15%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071.

(2)	Reliance has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

(3)	A Schedule 13-G was filed on behalf of Franklin Resources, Inc., parent holding company; Charles B. Johnson, principal shareholder of parent holding company; Rupert H. Johnson, Jr., principal shareholder of parent holding company; and Franklin Advisers, Inc., investment adviser, all of which disclaim beneficial ownership of the shares, which securities are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Of the reported shares, 2,229,150 shares are owned by Franklin Advisers, Inc., 1,230,400 shares are owned by Franklin Advisory Services, LLC and 302,425 shares are owned by Franklin Private Client Group, Inc.

(4)	These shares are held by Mr. Crider as a Co-Trustee of the Crider Family Trust, with his wife. Includes 14,625 shares issuable upon the exercise of options held by Mr. Crider, with exercise prices from $18.04 to $18.83 per share.

(5)	Includes 14,625 shares issuable upon the exercise of options held by Mr. Gimbel, with exercise prices from $18.58 to $18.83 per share and 18,650 shares which are owned jointly with Mr. Gimbel’s wife. Includes 264,882 shares which are held in the Gimbel Family Trust for the benefit of Mr. Gimbel, but not shares held by the Gimbel Family Trust for the benefit of other beneficiaries, with respect to which Mr. Gimbel is a Co-Trustee and as to which he disclaims beneficial ownership. Also excludes 10,600 shares which are held in trusts, for which Mr. Gimbel is the Trustee, for the benefit of Mr. Gimbel’s children, as to which he disclaims beneficial ownership.

(6)	Includes 47,500 shares issuable upon the exercise of options held by Mr. Hannah, with exercise prices of $18.83 to $25.46 per share. All of the shares are owned jointly with Mr. Hannah’s wife. Excludes 12,808 shares with respect to which Mr. Hannah has a vested right and shared voting power pursuant to our Employee Stock Ownership Plan (“ESOP”).

(7)	Includes 14,625 shares issuable upon the exercise of options held by Mr. Hayes, with exercise prices from $18.83 to $26.08 per share.

(8)	Includes 8,625 shares issuable upon the exercise of options held by Mr. Henigson, with exercise prices from $18.83 to $26.08 per share.

(9)	These shares are held by Mr. Loring as Trustee of The Loring Family Trust. Includes 13,125 shares issuable upon the exercise of options held by Mr. Loring, with exercise prices from $18.83 to $26.08 per share.

(10)	Includes 47,500 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $18.83 to $25.46 per share. Excludes 5,122 shares with respect to which Mr. Mollins has a vested right and shared voting power pursuant to our ESOP.

(11)	These shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Includes 14,625 shares issuable upon the exercise of options held by Mr. Rumer, with exercise prices from $18.83 to $26.08 per share. Excludes shares held by Mr. Rumer’s wife and adult children as to which he disclaims beneficial ownership. Includes 1,500 shares held in Mr. Rumer’s I.R.A.

(12)	Includes 14,625 shares issuable upon the exercise of options held by Mr. Waite, with exercise prices from $18.83 to $26.08 per share.

(13)	Includes 25,000 shares issuable upon the exercise of options held by Ms. McDowell, with exercise prices from $18.83 to $25.25 per share. Excludes 1,676 shares with respect to which Ms. McDowell has a vested right and shared voting power pursuant to our ESOP.

(14)	Includes 28,187 shares issuable upon the exercise of options held by Mr. MacBeth, with exercise prices from $18.83 to $25.25 per share. Excludes 4,631 shares with respect to which Mr. MacBeth has a vested right and shared voting power pursuant to our ESOP.

(15)	Includes 34,937 shares issuable upon the exercise of options held by Mr. Sales, with exercise prices from $18.83 to $25.25 per share. Excludes 164 shares with respect to which Mr. Sales has a vested right and shared voting power pursuant to our ESOP.

(16)	See notes 4 through 15.

ELECTION OF DIRECTORS

      Our Bylaws divide the Board of Directors into two classes, as nearly equal in number as possible, and require one class to be elected each year and serve for a two-year term. The terms of five of the incumbent directors expire as of the date of the Annual Meeting. The nominees of the Board of Directors for election at the Annual Meeting as directors are Joe D. Crider, Thomas W. Gimbel, David H. Hannah, Gregg J. Mollins and William I. Rumer. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

      Unless you otherwise instruct the proxyholders in the proxy, your proxy will be voted FOR the above-named nominees. In voting the proxies for election of directors, the proxyholders have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if they think that is desirable.

      The nominees for the office of director expiring in 2002 were elected to their present term of office by vote of the shareholders at the Annual Meeting of Shareholders held in May 2000. Although we do not expect that any nominee will decline or be unable to serve as a director, if any nominee declines or is unable to serve, the proxies will be voted, at the Annual Meeting or any adjournment, for such other person as the Board of Directors may select or, if no other person is so selected, as the proxyholders may, in their discretion, select.

      Certain information with respect to each nominee is set forth in “Management” below. The Board of Directors recommends that shareholders vote FOR the election of each nominee as a director.

MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding our directors and executive officers:

Name	Age	Position with Reliance

David H. Hannah(1)	50	Chief Executive Officer; Director
Gregg J. Mollins(1)	47	President; Chief Operating Officer; Director
Karla R. McDowell	36	Executive Vice President; Chief Financial Officer
James P. MacBeth	54	Senior Vice President, Carbon Steel Operations
William K. Sales, Jr.	44	Senior Vice President, Non-Ferrous Operations
Joe D. Crider(1)	72	Chairman of the Board; Director
Thomas W. Gimbel(1)	50	Director
Douglas M. Hayes(2)	57	Director
Robert Henigson(2)(3)(4)	76	Director
Franklin R. Johnson(2)(3)	65	Director
Karl H. Loring(2)(3)(4)	78	Director
William I. Rumer(1)(4)	75	Director
Leslie A. Waite(2)(3)(4)	56	Director

(1)	Term of office as a director expiring in 2002.

(2)	Term of office as a director expiring in 2003.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation and Stock Option Committee.

     Nominees for Directors to be Elected in 2002 With Terms Ending in 2004

      Joe D. Crider became the Chairman of the Board of Reliance in February 1997. Mr. Crider was the Chief Executive Officer of Reliance from May 1994 until his retirement in January 1999. Mr. Crider was President of Reliance until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975. Mr. Crider also serves as a director of American Steel, L.L.C.

      Thomas W. Gimbel was appointed a director of Reliance in January 1999. Since 1984, Mr. Gimbel has been the President of Advanced Systems Group, which is an independent computer consulting firm servicing database requirements for diverse businesses of various sizes. From 1975 to 1984, Mr. Gimbel was employed by Dun & Bradstreet.

      David H. Hannah became the Chief Executive Officer of Reliance in January 1999. Mr. Hannah served as President of Reliance from November 1995 to January 2002. Prior to that, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of Reliance from 1989 to 1990. From 1987 to 1989, Mr. Hannah was Vice President and Chief Financial Officer of Reliance and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of Reliance in 1992. Mr. Hannah also serves as a director of American Steel, L.L.C. For eight years before joining Reliance in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney (a predecessor to Ernst & Young LLP, our independent auditors) in various professional staff positions.

      Gregg J. Mollins was appointed a director of Reliance in September 1997 and became President of Reliance in January 2002. Mr. Mollins has served as Chief Operating Officer since November 1995. Mr. Mollins was Executive Vice President from November 1995 to January 2002. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with Reliance for six years as Division Manager of the Santa Clara division. For ten years before joining Reliance in 1986, Mr. Mollins was employed by certain of our competitors in various sales and sales management positions.

      William I. Rumer has been a director of Reliance since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer is a member of our Compensation and Stock Option Committee.

     Directors Whose Terms Continue Until 2003

      Douglas M. Hayes became a director of Reliance in September 1997. Mr. Hayes retired from Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), where he was Managing Director of Investment Banking from 1986 to May 1997, after which he established his own investment banking firm, Hayes Capital Corporation, located in Los Angeles, California. DLJ was an underwriter in the 1997 public equity offering of Reliance and was also the underwriter in our initial public offering in 1994. Mr. Hayes is also chairman of the board of directors of Compass Aerospace Corporation, a private company with publicly traded bonds, where he serves on its compensation committee. In addition, Mr. Hayes is a director of Gametech International, Inc., a public company, the securities of which are traded over the counter, where he serves on its audit committee and its compensation committee.

      Robert Henigson has been a director of Reliance since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (a predecessor to Arter & Hadden LLP, our counsel) prior to his retirement in 1986. Mr. Henigson is a member of our Audit Committee and our Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company listed on the American Stock Exchange, and serves on its compensation committee.

      Franklin R. Johnson was appointed a director of Reliance in February 2002. Mr. Johnson is a certified public accountant, having been the managing partner of the entertainment practice of Price Waterhouse until he retired in June 1997. Mr. Johnson was the chief financial officer of Rysher Entertainment, a producer and distributor of films and television shows from June 1997 to June 1999 and, since July 1999, he has served as a business consultant, a litigation consultant and an expert witness, none of which services have been provided to Reliance. Mr. Johnson has become a member of our Audit Committee. Mr. Johnson serves as a director and is on the compensation, audit, investment and budget committees of the United States Tennis Association, a non-profit corporation, and as a director and as chairman of the audit committee of the UCLA Foundation, also a non-profit entity.

      Karl H. Loring has been a director of Reliance since 1984. Mr. Loring is retired, but continues to provide tax consulting services to certain of his former clients, other than Reliance, from time to time. From 1983 to January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, Mr. Loring, a certified public accountant, was a tax partner for Ernst & Whinney (a predecessor to Ernst & Young LLP, our independent auditors). Mr. Loring is a member of our Audit Committee and our Compensation and Stock Option Committee. Mr. Loring serves as Chairman of our Audit Committee.

      Leslie A. Waite has been a director of Reliance since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1977. Mr. Waite is a member of our Audit Committee and our Compensation and Stock Option Committee. Mr. Waite serves as Chairman of our Compensation and Stock Option Committee.

     Executive Officers

      In addition to Messrs. Hannah and Mollins, the following are executive officers of Reliance:

      Karla R. McDowell became Executive Vice President of Reliance in January 2002 and continues as our Chief Financial Officer. Ms. McDowell had been Senior Vice President and Chief Financial Officer of Reliance since February 2000. Ms. McDowell served as Vice President and Chief Financial Officer of Reliance from 1999 to 2000 and was Vice President and Controller from 1995 to 1999. Ms. McDowell was

Corporate Controller from 1992 to 1995. For four years prior to joining Reliance, Ms. McDowell, a certified public accountant, was employed by Ernst & Young (our independent auditors) in various professional staff positions.

      James P. MacBeth became Senior Vice President, Carbon Steel Operations in January 2002, having been promoted from Vice President, Carbon Steel Operations, a position which he had held since July 1998. Prior to that time, Mr. MacBeth served as Division Manager of our Los Angeles Division from September 1995 to June 1998. From December 1991 to September 1995, Mr. MacBeth was Vice President and Division Manager of Feralloy Reliance Company, L.P., a joint venture owned 50% by Reliance. Prior to December 1991, Mr. MacBeth held various sales and management positions since joining Reliance in 1969.

      William K. Sales, Jr. became Senior Vice President, Non-Ferrous Operations in January 2002, having joined Reliance as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp., a producer of aluminum products and a supplier of Reliance.

  Significant Employees

      In addition, the following Reliance officers are expected to make significant contributions to our operations:

      Kevin M. Dempsey, 40, joined Reliance in January 2001 as Chief Information Officer. For a year before joining Reliance, Mr. Dempsey served as Co-Founder, President and Chief Executive Officer of VALUSTEEL, INC., a business-to-business, e-commerce Internet site that focused on the asset recovery segment of the steel industry. Prior to that, he served as Vice President at a local metals service center company, one of several management positions he held at that company over a period of 15 years.

      Donna Newton, 48, became Vice President, Human Resources in January 2001. Ms. Newton joined Reliance as Director of Employee Benefits and Human Resources in February 1999. Prior to that time, she was director of sales and service for the Los Angeles office of Aetna U.S. Healthcare and also held various management positions at Aetna over a 20-year period.

      Kay Rustand, 54, joined Reliance as Vice President and General Counsel in January 2001. Prior to that time, Ms. Rustand was a partner at the law firm of Arter & Hadden LLP (our counsel) in Los Angeles, California, specializing in corporate and securities law. She also served as a law clerk for the Honorable Herbert Y. C. Choy, of the U. S. Court of Appeals, 9th Circuit.

Board of Directors

      Members of the Board of Directors of Reliance who are not employees are paid $6,250 per quarter, plus $1,200 for each Board or committee meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation and Stock Option Committee are paid an additional $1,000 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. Under the Directors Stock Option Plan, non-employee directors are entitled to receive options to acquire our Common Stock in accordance with that plan. During 2001, the Board of Directors met seven times. No person attended fewer than 80% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

      The Board of Directors has authorized two standing committees: The Audit Committee and the Compensation and Stock Option Committee, but has no standing Nominating Committee at the present time. Nominations for the Board of Directors are made and considered by the Board of Directors acting as a whole.

      The Audit Committee confers formally with our independent auditors, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. Reports of the Audit Committee’s findings are made to the Board of Directors. The Audit Committee makes recommendations to the Board of Directors with respect to the scope of the audit conducted by the independent auditors of Reliance and the related fees, the accounting principles being applied by Reliance in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 2001, the Audit Committee met five times.

      The Compensation and Stock Option Committee annually reviews the compensation of officers of Reliance and recommends to the Board of Directors changes in that compensation, as well as administering our stock option plans and its Supplemental Executive Retirement Plan. The Compensation and Stock Option Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 2001, the Compensation and Stock Option Committee met one time.

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence and performance of our independent auditors, and maintaining open communication between the Board and the independent auditors, the internal auditors, and financial management. During 2001, the three-member Audit Committee, which is composed entirely of independent, non-employee directors, met five times. In February 2002, a fourth independent, non-employee director was added to the Audit Committee. The Audit Committee reviewed its Charter and recommended certain changes in its Charter to the Board, which changes were approved by the Board. A copy of the revised Audit Committee Charter is attached as Appendix A.

      In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee also has discussed with the independent auditors the auditors’ independence from management and Reliance, including the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services rendered by our independent auditors with the auditors’ independence.

      In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Reliance Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board of Directors, subject to approval of the shareholders, that Ernst & Young LLP be re-appointed as the Reliance independent auditors for fiscal year 2002.

Robert Henigson	Karl H. Loring, Chairman	Leslie A. Waite

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Committee

      The four-member Compensation and Stock Option Committee of the Board of Directors is composed entirely of independent, non-employee directors and makes recommendations to the Board of Directors regarding compensation of Reliance’s officers. The following report submitted by the Compensation and Stock Option Committee addresses compensation policies for 2001 applicable to Corporate officers, including the executive officers named in the Summary Compensation Table, and the Stock Option Plan and Supplemental Executive Retirement Plan (the “SERP”).

Principles and Programs

      The executive compensation program is a pay for performance program. It is designed to:

•	motivate executives to enhance shareholder value with compensation plans that are tied to Reliance’s performance; and

•	target executive compensation at a level to ensure our ability to attract and retain superior executives.

Cash Salaries and Incentive Compensation Programs

      To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Compensation and Stock Option Committee considers compensation data publicly available with respect to our key competitors. When competitive data is used, the Compensation and Stock Option Committee gives primary consideration to the companies in its peer group.

      Generally, the base compensation is set in the mid to high-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to Reliance and its performance. The Compensation and Stock Option Committee and the management of Reliance believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Hannah as Chief Executive Officer of Reliance as to other officers.

      Under the Key-Man Incentive Plan, the cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to our financial performance for the year and to assist in their exercise of our stock options for a long-term incentive. Corporate officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year’s results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which our net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by our net worth at the beginning of the year (the “Incentive Pool”). No awards are made unless our net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by Reliance’s net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all Corporate officer incentive payments. Officers of the subsidiaries are not currently eligible to participate in the Key-Man Incentive Plan, but are eligible to participate in other plans that the Compensation and Stock Option Committee does not administer. These plans are based on each subsidiary’s financial performance for the year and are reviewed and administered by the board of directors for each subsidiary.

      The formula used to distribute the Incentive Pool among the key personnel is reviewed annually to reflect better the individuals’ respective contributions to the operational profitability of Reliance. Officers are awarded points based on their individual performance, as determined appropriate by the Compensation and Stock Option Committee. Participating Division Managers are ranked according to four criteria (size of the division, measured in sales dollars; profitability of the division, in pretax income dollars; pretax return on sales percentage; and pretax return on division assets percentage) and awarded points based on their rankings. The Incentive Pool is then allocated to participants based on their respective number of points.

      The maximum incentive bonus for division managers is 40% of base compensation. The maximum incentive bonus for our Corporate officers ranges from 40% to 125% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in our Common Stock, which is restricted for two years and is considered a long-term incentive. Corporate officers have the option of having this incentive compensation bonus payable 100% in cash.

      With respect to stock options that may be granted, which are considered long-term incentives, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option

Plan which it administers. The Compensation and Stock Option Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The Compensation and Stock Option Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

      The Compensation and Stock Option Committee recommended to the Board in 2001 that an aggregate of 193,000 options be issued to key employees, of which 80,000 were issued to named executive officers, which recommendations were approved and options granted by the Board in January 2001. The Compensation and Stock Option Committee also recommended to the Board that an aggregate of 345,500 options be issued to key employees based on their performance in 2001, of which 100,000 were issued to named executive officers. The Board approved these recommendations in January 2002.

      Typically, the Compensation and Stock Option Committee receives recommendations from the executive officers of Reliance as to who should receive options and in what amounts and then the Compensation and Stock Option Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Compensation and Stock Option Committee considers the position of the intended optionee, his or her importance to our activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

      The Compensation and Stock Option Committee generally does not consider the number of options granted by other unrelated companies to their respective employees, nor has it ever sought such information.

Robert Henigson	Karl H. Loring	William I. Rumer	Leslie A. Waite, Chairman

EXECUTIVE COMPENSATION

      The following table summarizes certain information concerning the compensation that we paid during fiscal years 2001, 2000 and 1999 to our chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to Reliance during fiscal 2001:

Summary Compensation Table

					Long Term Compensation

						Securities
		Annual Compensation			Restricted	Underlying
Name and					Stock	Options/	All Other
Principal Position	Year	Salary	Bonus(1)	Other(2)	Awards	SARs(#)	Compensation(3)

David H. Hannah,	2001	$475,000	$490,640			20,000	$9,540
Chief Executive Officer	2000	400,000	508,508	$306,533		10,000	9,707
	1999	355,000	451,321	302,068		75,000	9,547
Gregg J. Mollins,	2001	$350,000	$407,941			20,000	$9,540
President and Chief	2000	300,000	381,425	$563,625		10,000	9,707
Operating Officer	1999	255,000	324,238			75,000	9,547
Karla R. McDowell,	2001	$210,000	$267,050			20,000	$9,540
Executive Vice President	2000	180,000	228,925	$147,774		10,000	9,707
and Chief Financial Officer	1999	150,000	153,300	139,669		30,000	9,547
James P. MacBeth	2001	$190,000	$194,134	$74,880		10,000	$9,540
Senior Vice President,	2000	170,000	173,717				9,661
Carbon Steel Operations	1999	150,000	153,300			28,875	9,547
William K. Sales, Jr.	2001	$190,000	$194,134			10,000	$9,540
Senior Vice President,	2000	170,000	173,717				9,707
Non-Ferrous Operations	1999	150,000	153,300			28,875	4,800

(1)	The amounts shown were paid under our Key-Man Incentive Plan and also include holiday bonuses.

(2)	The amounts represent the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See “Aggregated Options/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values”.

(3)	The amounts represent allocations to the accounts of each of the named executive officers of contributions made to our ESOP and the amount which represents our matching contribution to our 401(k) savings plan.

      During the fiscal years ended December 31, 2001, 2000 and 1999, non-qualified stock options for 80,000, 30,000, and 237,750 shares, respectively, of our Common Stock were granted to the executive officers named in the previous table. The following table sets forth information for the executive officers named above with regard to stock options granted during the year ended December 31, 2001:

Options and Stock Appreciation Rights

Granted During Last Fiscal Year

					Potential Realizable
					Value At Assumed
		Percent of			Annual Rates of Stock
		Total			Price Appreciation for
	Number	Employee	Per Share		Option Term
	of	Options	Exercise	Expiration
Name	Shares	Granted	Price	Date	5%	10%

David H. Hannah	20,000	10.4%	$25.25	1/25/06	$139,522	$308,308
Gregg J. Mollins	20,000	10.4%	$25.25	1/25/06	$139,522	$308,308
Karla R. McDowell	20,000	10.4%	$25.25	1/25/06	$139,522	$308,308
James P. MacBeth	10,000	5.2%	$25.25	1/25/06	$69,761	$154,154
William K. Sales, Jr.	10,000	5.2%	$25.25	1/25/06	$69,761	$154,154

      The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 2001, and the stock options held as of December 31, 2001:

Aggregated Options/ SAR Exercises in Last Fiscal Year

and FY-End Option/ SAR Values

			Number of Securities	Value of Unexercised
			Underlying	In-the-Money
	Shares		Unexercised Options/	Options/SARs
	Acquired on	Value	SARs at FY-End(#)	at FY-End($)(1)
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

David H. Hannah	0	0	40,000/65,000	$189,425/$230,675
Gregg J. Mollins	0	0	40,000/65,000	$189,425/$230,675
Karla R. McDowell	0	0	17,500/42,500	$121,925/$163,175
James P. MacBeth	4,500	$74,880	25,688/26,688	$148,163/$120,685
William K. Sales, Jr.	0	0	32,438/24,438	$228,623/$117,130

(1)	The value of the shares as of December 31, 2001 was based on the composite closing price on the New York Stock Exchange for that date or at the date of exercise.

Stock Option Plans

      In 1994, the Reliance Board of Directors adopted an Incentive and Non-Qualified Stock Option Plan, which was approved by the shareholders in May 1994. In May 2001, the shareholders approved an amendment to the 1994 Plan to increase the number of shares with respect to which options may be granted to 2,500,000. There were 2,480,125 shares of Common Stock reserved for issuance under the 1994 Plan as of December 31, 2001. The 1994 Plan provides for granting of stock options that may be either “Incentive Stock Options” within the meaning of Section 422A of the Internal Revenue Code of 1986 (the “Code”) or “Non-Qualified Stock Options” which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. The Committee establishes the terms and conditions for the exercise of stock options, which are set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of our Common Stock or other form of payment authorized by the Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant.

      In March 1999, we issued options to purchase 518,250 shares of our Common Stock at $18.83 per share, and we issued options to purchase 60,000 shares of our Common Stock in May 1999 at $25.46 per share. Of these options, 237,750 options were issued to named executive officers of Reliance. In January 2000, we issued options to purchase 146,500 shares of our Common Stock at $22.00 per share, of which 30,000 options were issued to the named executive officers. In January 2001, we issued options to acquire an aggregate of 193,000 shares of our Common Stock at $25.25 per share to key employees, of which 80,000 options were issued to named executive officers. In January 2002, we issued options to acquire an aggregate of 345,500 shares of our Common Stock at $25.60 per share to key employees based on their performance in 2001, of which 100,000 options were issued to named executive officers. In 1999, options to acquire 111,275 shares of our Common Stock were exercised at prices ranging from $8.11 to $19.50 per share, 24,938 of which were exercised by named executive officers of Reliance. In 2000, options to acquire 182,863 shares of our Common Stock were exercised at prices ranging from $8.11 to $19.88 per share, 59,437 of which were exercised by the named executive officers. In 2001, options to acquire 107,350 shares of our Common Stock were exercised at prices ranging from $8.11 to $22.00 per share, 4,500 of which were exercised by the named executive officers.

      In May 1998, the shareholders approved the Directors Stock Option Plan for non-employee directors. There are 300,000 shares of our Common Stock reserved for issuance under the Directors Plan. In February 1999, the Directors Plan was amended to authorize the Board of Directors of Reliance to grant additional options to acquire our Common Stock to non-employee directors. Options under the Directors Plan are non-qualified stock options, with an exercise price equal to fair market value at the date of grant. All options granted expire five years from the date of grant. None of the stock options becomes exercisable until one year after the date of the grant, unless specifically approved by the Board of Directors. In each of the following four years, 25% of the options become exercisable on a cumulative basis. In January 1999, we issued options to purchase 7,500 shares of our Common Stock at $18.58 per share. In February 1999, we issued options to purchase 7,500 shares of our Common Stock at $18.04 per share. In March 1999, we issued options to purchase 105,000 shares of our Common Stock at $18.83 per share. With this grant, 20% of the options were immediately exercisable, and, in each of the following four years, 20% of the options become exercisable on a cumulative basis, as specifically approved by the Board of Directors. No options were issued in 2001 or 2000. In February 2002, we issued options to purchase 7,500 shares of our Common Stock at $26.39 per share. In 1999, options to acquire 1,500 shares of our Common Stock were exercised at a price of $18.83 per share. In 2000, options to acquire 6,000 shares of our Common Stock were exercised at a price of $18.83 per share. In 2001, no options to acquire shares of our Common Stock were exercised under the Directors Stock Option Plan.

401(k) Savings Plan

      Various 401(k) and profit sharing plans were maintained by Reliance and its subsidiaries. Effective in 1998, the Reliance Steel & Aluminum Co. Master 401(k) Plan (the “Master Plan”) was established, which combined several of the various 401(k) and profit sharing plans of Reliance and its subsidiaries into one plan. Salaried and certain hourly employees of Reliance and its participating subsidiaries are covered under the Master Plan. The Master Plan will continue to allow each subsidiary’s Board to determine independently the annual matching percentage and maximum compensation limits or annual profit sharing contribution. Eligibility occurs after three months of service, and the Reliance contribution vests at 25% per year, commencing one year after the employee enters the Master Plan. Reliance’s contributions to the Master Plan for the years ended December 31, 2001, 2000 and 1999 were $3,948,000, $3,792,000 and $2,596,000, respectively. Other 401(k) and profit sharing plans and defined benefit pension plans exist as certain subsidiaries have not yet combined their plans into the Master Plan as of December 31, 2001. During 2000, the 401(k) benefit plans acquired as a result of the acquisitions of certain subsidiaries were merged into the Master Plan, resulting in additional contribution expense during the 2000 year of approximately $1,210,000.

      Reliance also participates in various multi-employer pension plans covering certain employees not covered under our benefit plans pursuant to agreements between Reliance and collective bargaining units who are members of such plans.

Supplemental Executive Retirement Plan

      In 1996, Reliance adopted a Supplemental Executive Retirement Plan (“SERP”), which provides post-retirement benefits to key officers of Reliance. Under the SERP, benefit payments equal 50% of the average of the participant’s highest five years of the last ten years of total cash compensation, less benefits from other retirement plans that we sponsor, including the 401(k) Plan and ESOP. The SERP was amended in 1999 to provide for a pre-retirement death benefit. A separate SERP exists for one of the companies acquired during 1998, which provides post-retirement benefits to its employees. Reliance expenses were $1,212,000, $1,096,000, and $1,007,000 for the plans for the years ended December 31, 2001, 2000 and 1999, respectively, based on calculations made by our actuaries.

      The estimated present value of annual benefits payable by the SERP, net of amounts received under other retirement plans that we sponsor, at the normal retirement age of 65 for each of the executive officers named above is as follows:

Estimated Annual Benefits
Name	Payable Upon Retirement

David H. Hannah	$338,460
Gregg J. Mollins	$262,920
Karla R. McDowell	$135,144
James P. MacBeth	$122,424
William K. Sales, Jr.	$129,504

Incentive Plan

      We have maintained a Key-Man Incentive Plan for our division managers and officers since 1965, with subsequent amendments. Most recently, we modified the Key-Man Incentive Plan in January 1999, to reflect the conditions of Reliance and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which our net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by our net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. Our officers and division managers are eligible to participate in the pool and our division managers are ranked according to certain criteria and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in our Common Stock, except that Corporate officers have the option of having this bonus paid 100% in cash. Officers of the subsidiaries are not currently eligible to participate under the Key-Man Incentive Plan. See “Compensation and Stock Option Committee Report”.

      We also maintain a bonus plan for division managers that allows them to participate in pretax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 2001, 15 out of 24 division managers received bonuses under this plan. In addition, most divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of Reliance. Our subsidiaries have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary. These subsidiary bonus plans are also reviewed periodically by the executive officers of Reliance and the subsidiary board of directors.

Employee Stock Ownership Plan

      In 1974, Reliance adopted an Employee Stock Ownership Plan (“ESOP”) that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to receive our Common Stock. Union Bank of California is the ESOP trustee. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half year’s of service with Reliance. An employee who is eligible to participate is fully vested in the shares of our Common Stock allocated to his/her ESOP account. Allocation is based on the participant’s compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, Reliance contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee’s fees. Our cash contributions were $800,000 in each of 2001, 2000, and 1999. The cash contributions are then used to purchase shares of our Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with Reliance. Employees of the subsidiaries, except for RSAC Management Corp., are not eligible to participate under our ESOP.

PERFORMANCE GRAPHS

      The following graph compares the performance of our Common Stock with that of the S&P 500, the Russell 2000 and a peer group that we selected for the five-year period from December 31, 1996, adjusted for the September 1999 and June 1997 3-for-2 stock splits, through December 31, 2001. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1996 in our Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, Reliance constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., Metals USA, Inc. and Gibraltar Steel Corporation, all of which have securities listed for trading on NASDAQ; A.M. Castle & Co., which has securities listed for trading on the American Stock Exchange; and Ryerson Tull, Inc. which has securities listed for trading on the New York Stock Exchange, as of December 31, 2001. Huntco, Inc. was included in our peer group in prior years, but information is not available for the last year and thus has been excluded from the peer group information shown below. The returns of each member of the peer group are weighted according to that member’s stock market capitalization as of the period measured. Although the performance of our Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX,
THE RUSSELL 2000 INDEX AND A PEER GROUP

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

Reliance Steel & Aluminum Co.	100	128	120	154	164	176
Peer Group	100	93	81	86	45	45
S&P 500	100	133	171	208	189	166
Russell 2000	100	122	119	145	140	144

*	$100 invested on December 31, 1996 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

      In addition to a provision authorizing the indemnification of directors, our Restated Articles of Incorporation limit or eliminate the personal liability of directors for monetary damages to Reliance or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

      Our Bylaws require Reliance to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. Reliance has entered into indemnification agreements with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. The form of these Indemnification Agreements was approved by the Board of Directors and shareholders of Reliance in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all existing and future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under our Restated Articles of Incorporation.

      Each Indemnification Agreement provides that Reliance will indemnify the indemnitee and hold him or her harmless, to the fullest extent permitted by law, from all amounts which he or she pays or is obligated to pay as a result of claims against him or her arising out of his or her service to Reliance, including derivative claims by or in the right of Reliance. Reliance has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by Reliance, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

      In addition, Reliance has purchased directors and officers liability insurance for the benefit of its directors and officers and excess directors and officers liability insurance for the benefit of its Audit Committee members.

COMPLIANCE WITH SECTION 16(a)

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors and any person who directly or indirectly is the beneficial owner of more than 10% of our Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

      Based solely on our review of such forms and written representations made by certain of such reporting persons, Reliance believes that during the year ended December 31, 2001, all persons have complied with the requirements of Section 16(a), except that Thomas W. Gimbel, a director, filed a Form 4 reporting November transactions in January 2002 rather than in December 2001 and a Form 4 reporting December 2001 transactions after the January 10, 2002 filing deadline.

INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP has acted as our independent auditors for more than sixty years. The Board of Directors has selected Ernst & Young LLP to serve in that capacity again for 2002. Fees for the last annual audit were $1.1 million and all other fees were $2.1 million including audit related services of $1.1 million, and non-audit services, primarily tax consulting services, of $1.0 million. Audit related services generally include fees for internal audit, accounting consultations, benefit plan audits and business acquisitions and in 2001 included work related to our equity offering.

      A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. The Board of Directors recommends that shareholders vote FOR the selection of Ernst & Young LLP as our independent auditors for 2002.

OTHER MATTERS

      While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 2003 Annual Meeting and included in our proxy materials relating to such meeting must be received not later than December 18, 2002. Such proposals must be addressed to the Secretary of Reliance.

      Reliance will furnish without charge to any shareholder, upon written request directed to the Secretary of Reliance at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

Yvette M. Schiotis
Secretary

Los Angeles, California

April 12, 2002

APPENDIX A

RELIANCE STEEL & ALUMINUM CO.

AUDIT COMMITTEE CHARTER

Organization

      The Audit Committee (the “Committee”) of Reliance Steel & Aluminum Co. (“Reliance”) shall be composed of three or more members of the Board of Directors (the “Board”), each of whom is financially literate and at least one of whom has accounting or related financial management experience. All members of the Committee shall be free of any relationship that may interfere with their exercise of independent judgment and shall meet the requirements of the New York Stock Exchange (“NYSE”).

Purpose

      The primary purpose of the Committee is to assist the Board in fulfilling the Board’s oversight responsibilities over Reliance’s financial reporting process and systems of internal controls, monitoring the independence and performance of Reliance’s independent auditors and maintaining open communication between the Board and the independent auditors, the internal auditors and financial management.

Responsibilities

     Review Procedures

      1. Annually review the Charter and the Committee’s adherence to it.

      2. Annually review with Reliance’s counsel legal matters that could have a significant impact on the financial statements.

      3. Review with financial management and the independent accountants the annual and quarterly financial statements prior to filing or distribution. Discuss with management and the independent auditors any accounting policies which may be viewed as critical and any significant changes to Reliance’s accounting principles and any items required to be communicated by the independent accountants in accordance with the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 (“AICPA SAS 61”).

      4. Discuss with management, the internal auditors and the independent accountants any significant financial risks and the actions required to minimize such risks.

      5. Annually review related party transactions for potential conflicts of interest.

      6. Review financial and accounting personnel succession planning.

     Independent Auditors

      1. Annually recommend to the Board the independent auditors to be appointed after evaluating independence, performance and cost effectiveness. The Committee must approve any discharge of the independent auditor. The independent auditors are ultimately accountable to the Audit Committee and the Board.

      2. Annually obtain and review a written report from the independent auditors disclosing all relationships with Reliance and consider any impact on their independence and objectivity. Review any non-audit services provided by the independent auditor and the fees for such services to determine the compatibility of such services with the independent auditors’ independence and objectivity.

      3. Review with the independent auditors the scope and procedures of the audit and approve all amounts to be paid to the independent auditors.

      4. Review the experience and qualifications of the senior members of the independent auditors and their quality control procedures.

A-1

      5. Review with the independent auditors (a) the results of their audit in accordance with AICPA SAS 61, as amended, (b) their findings and recommendations, (c) the opinion to be issued in respect to Reliance’s financial statements prior to any filings or other distribution and (d) the quality and acceptability of Reliance’s accounting principles.

      6. Review with the independent auditors, the internal auditors and financial management, the integrity, adequacy and effectiveness of the accounting and other financial controls of Reliance.

      7. Provide an opportunity for direct communication between the Board and the internal auditors and independent auditors, including the opportunity to meet with the Audit Committee without members of management present.

      8. Review with management and the independent auditors the financial information, including management’s discussion and analysis, to determine that the independent auditors are satisfied with the disclosure and content of the financial information.

     Internal Audit Department

      1. Review with Reliance internal auditors the independence and authority of their reporting obligations and proposed audit plans and their coordination with the independent auditors, as well as any significant findings or reports prepared by the internal auditors and management’s response and follow-up. The internal auditors shall be responsible to senior management, but shall report to the Board through the Audit Committee.

      2. Review the experience and qualifications of the senior members of the internal auditors.

      3. Review the performance of Reliance internal auditors. The Committee must approve management’s appointment, termination or replacement of the internal auditors.

      4. Review and discuss with management and the independent auditors the adequacy of Reliance’s internal controls and internal auditing procedures.

     Other Responsibilities

      1. Consider, and, if appropriate, investigate any matter brought to the attention of the Audit Committee within the scope of its duties. The Committee shall have direct access to the independent auditors and Reliance personnel and may retain, at Reliance’s expense, special legal, accounting or other consultants or experts.

      2. Maintain minutes of meetings and periodically report to the Board on its activities.

      3. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee is not responsible for planning or conducting audits or determining that Reliance financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and Reliance’s Code of Conduct.

A-2

[Logo]

RELIANCE STEEL & ALUMINUM CO.
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 15, 2002
P R O X Y	The undersigned hereby constitutes and appoints David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, and at any adjournments thereof, on all matters coming before said meeting.
(Change of address/comments)
	1.	To elect Directors, Nominees: 01. Joe D. Crider, 02. Thomas W. Gimbel, 03. David H. Hannah, 04. Gregg J. Mollins, 05. William I. Rumer
	2.	To approve Ernst & Young LLP as independent auditors.
	3.	In their discretion on such other matters as may properly come before the meeting.	(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

— FOLD AND DETACH HERE —
[Logo] Reliance Steel & Aluminum Co.

|
__
☐
X	Please mark your votes as in this example.	3364

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	☐	☐	2	Approval of Ernst & Young LLP as independent auditors	☐	☐	☐
For, except vote withheld from the following nominee(s)			3	In their discretion on such other matters as may properly come before the meeting.	☐	☐	☐

				Change of Address on Reverse Side	☐
SIGNATURE(S) ___________________________________________ DATE ______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

— FOLD AND DETACH HERE —
PROXY VOTING INSTRUCTION CARD
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.
Please consider the issues discussed in the Proxy Statement and cast your vote by:

(COMPUTER GRAPHIC)	• Accessing the World Wide Web site http://www.eproxyvote.com/rs to vote via the Internet.

(TELEPHONE GRAPHIC)
•   Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

(ENVELOPE GRAPHIC)
•   Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement or sending it to Reliance Steel & Co., c/o EquiServe Trust Company, N.A., P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote via the Internet or by phone anytime prior to May 14, 2002. You will need the control number printed at the top of this instruction card to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.

[Logo]

RELIANCE STEEL & ALUMINUM CO.
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 15, 2002
P R O X Y	The undersigned hereby instructs Union Bank of California N.A., as trustee of the Employee Stock Ownership Plan, to appoint David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, and at any adjournments thereof, on all matters coming before said meeting.
(Change of address/comments)
	1.	To elect Directors, Nominees: 01. Joe D. Crider, 02. Thomas W. Gimbel, 03. David H. Hannah, 04. Gregg J. Mollins, 05. William I. Rumer
	2.	To approve Ernst & Young LLP as independent auditors.
	3.	In their discretion on such other matters as may properly come before the meeting.	(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.
SEE REVERSE SIDE

— FOLD AND DETACH HERE —
[Logo] Reliance Steel & Aluminum Co.

|
__
☐
X	Please mark your votes as in this example.	1592

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	☐	☐	2	Approval of Ernst & Young LLP as independent auditors	☐	☐	☐
For, except vote withheld from the following nominee(s)			3	In their discretion on such other matters as may properly come before the meeting.	☐	☐	☐

				Change of Address on Reverse Side	☐
SIGNATURE(S) ___________________________________________ DATE ______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

— FOLD AND DETACH HERE —
PROXY VOTING INSTRUCTION CARD
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.
Please consider the issues discussed in the Proxy Statement and cast your vote by:

(COMPUTER GRAPHIC)	• Accessing the World Wide Web site http://www.eproxyvote.com/rs1 to vote via the Internet.

(TELEPHONE GRAPHIC)
•   Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

(ENVELOPE GRAPHIC)
•   Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement or sending it to Reliance Steel & Co., c/o EquiServe Trust Company, N.A., P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote via the Internet or by phone anytime prior to May 14, 2002. You will need the control number printed at the top of this instruction card to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.

[Logo]

RELIANCE STEEL & ALUMINUM CO.
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of Shareholders on May 15, 2002
P R O X Y	The undersigned hereby instructs Fidelity Management Trust Company, as trustee of the Reliance Steel & Aluminum Co. Master 401(k) Plan, to appoint David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 15, 2002 at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, and at any adjournments thereof, on all matters coming before said meeting.
(Change of address/comments)
	1.	To elect Directors, Nominees: 01. Joe D. Crider, 02. Thomas W. Gimbel, 03. David H. Hannah, 04. Gregg J. Mollins, 05. William I. Rumer
	2.	To approve Ernst & Young LLP as independent auditors.
	3.	In their discretion on such other matters as may properly come before the meeting.	(If you have written in the above space, please mark the corresponding box on the reverse side of this card).

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

— FOLD AND DETACH HERE —
[Logo] Reliance Steel & Aluminum Co.

|
__
☐
X	Please mark your votes as in this example.	4386

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	☐	☐	2	Approval of Ernst & Young LLP as independent auditors	☐	☐	☐
For, except vote withheld from the following nominee(s)			3	In their discretion on such other matters as may properly come before the meeting.	☐	☐	☐

				Change of Address on Reverse Side	☐
SIGNATURE(S) ___________________________________________ DATE ______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

— FOLD AND DETACH HERE —
PROXY VOTING INSTRUCTION CARD
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.
Please consider the issues discussed in the Proxy Statement and cast your vote by:

(COMPUTER GRAPHIC)	• Accessing the World Wide Web site http://www.eproxyvote.com/rs2 to vote via the Internet.

(TELEPHONE GRAPHIC)
•  Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8883 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

(ENVELOPE GRAPHIC)
•  Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement or sending it to Reliance Steel & Aluminum Co., c/o EquiServe Trust Company, N.A., P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote via the Internet or by phone anytime prior to May 14, 2002. You will need the control number printed at the top of this instruction card to vote via the Internet or by phone. If you do so, you do not need to mail in your proxy card.